Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-8 No. 333-205602) of G-III Apparel Group, Ltd.,

(2)Registration Statement (Form S-8 No. 333-232338) of G-III Apparel Group, Ltd.,

(3)Registration Statement (Form S-8 No. 333-257255) of G-III Apparel Group, Ltd.,

(4)Registration Statement (Form S-8 No. 333-265735) of G-III Apparel Group, Ltd., and

(5)Registration Statement (Form S-8 No. 333-275045) of G-III Apparel Group, Ltd.

of our reports dated March 24, 2025, with respect to the consolidated financial statements of G-III Apparel Group, Ltd. and subsidiaries, and the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended January 31, 2025, and the financial statement schedule of G-III Apparel Group, Ltd. and subsidiaries included herein.

/s/ Ernst & Young LLP

New York, New York
March 24, 2025